                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-4 of Novelis Inc. of our report dated March 24, 2005, except as to Note 26 and Note 28 which are as of August 3, 2005 relating to the financial statements of The Novelis Group, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Montreal, Quebec, Canada
August 3, 2005